As filed with the Securities and Exchange Commission on January 30, 2013

Registration No. 333‑100612
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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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MULTIMEDIA GAMES HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Texas	74-2611034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

206 Wild Basin Road South, Bldg. B
Austin, Texas 78746
(Address of principal executive offices)

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Ad Hoc Stock Options
(Full title of the plan)
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Todd F. McTavish
Senior Vice President, General Counsel and Corporate Secretary
Multimedia Games Holding Company, Inc.
206 Wild Basin Road South, Bldg. B
Austin, TX 78746
(512) 334-7500
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
__________________________________________________

Copies to:

Keith Halverstam, Esq.
Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer	_____	Accelerated filer	X

Non-accelerated filer	_____	Smaller reporting company	_____
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Multimedia Games Holding Company, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 18, 2002 (File No. 333-100612) (the “Prior Registration Statement”), with respect to shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the Registrant’s Ad Hoc Stock Options (the “Plan”).

As of February 6, 2012, no shares of Common Stock remained subject to outstanding awards previously granted under the Plan. Furthermore, no future awards will be made under the Plan. In accordance with the undertaking contained in the Prior Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment No. 1 to the Prior Registration Statement is being filed to deregister and remove the previously registered shares of Common Stock that remain unissued and unsold under the Prior Registration Statement, as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Prior Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas, on January 30, 2013.

MULTIMEDIA GAMES HOLDING COMPANY, INC.

By: /s/ Todd F. McTavish
Todd F. McTavish
Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears on the following signature page constitutes and appoints Todd F. McTavish, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Prior Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Patrick J. Ramsey Patrick J. Ramsey	President and Chief Executive Officer (Principal Executive Officer)	January 30, 2013
/s/ Adam Chibib Adam Chibib	Chief Financial Officer (Principal Financial Officer)	January 30, 2013
/s/ Kevin W. Mischnick Kevin W. Mischnick	Vice President - Finance (Principal Accounting Officer)	January 30, 2013
/s/ Stephen J. Greathouse Stephen J. Greathouse	Chairman of the Board and Director	January 30, 2013
/s/ Neil E. Jenkins Neil E. Jenkins	Director	January 30, 2013
/s/ Justin A. Orlando Justin A. Orlando	Director	January 30, 2013
/s/ Robert D. Repass Robert D. Repass	Director	January 30, 2013
/s/ Timothy S. Stanley Timothy S. Stanley	Director	January 30, 2013